UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2021

Bristow Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700,	Houston,	Texas	77042
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(713)	267-7600

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTOL	NYSE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Accounting Officer
On October 26, 2021, Richard E. Tatum accepted the position of Chief Accounting Officer with Bristow Group Inc. (the “Company”). Mr. Tatum will commence as the Company’s Chief Accounting Officer on November 15, 2021 (the “Effective Date”).
Mr. Tatum, age 44, served at Pacific Drilling S.A. (“Pacific Drilling”) as Senior Vice President, Chief Accounting Officer from August 2017 until its merger with Noble Corporation in April 2021. He previously served at Pacific Drilling as Vice President, Controller from March 2014 to July 2017 and as Director Financial Reporting from October 2010 to February 2014. From February 2009 to August 2010, Mr. Tatum served as Director Financial Reporting at Frontier Drilling USA, Inc. Mr. Tatum began his career as an auditor with Grant Thornton LLP (“Grant Thornton”) where he held a variety of roles with increasing responsibilities, his most recent position being a Manager in Grant Thornton’s National Professional Standards Group. Mr. Tatum received a bachelor’s degree in Business Administration and a master’s degree in Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant.
Mr. Tatum’s annual base salary will be $260,000, his target bonus opportunity for the current fiscal year will be 50% of his then current base salary and his annual equity grant target under the Company’s long-term equity incentive programs will be 110% of his then current base salary. In addition, on the Effective Date, Mr. Tatum will be granted a one-time equity award in the amount of $143,000 consisting of restricted stock units. The equity award was issued pursuant to the terms of the Company’s 2021 Equity Incentive Plan and the form of award agreements previously approved by the Board.
Mr. Tatum will also be eligible to participate in the Company’s other benefits as may be offered from time to time to other similarly situated employees, including participation in the Company’s 401(k) plan. In addition, Mr. Tatum is expected to enter into the Company’s standard form of officer indemnification agreement.
The selection of Mr. Tatum to serve as the Company’s Chief Accounting Officer was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Tatum and any director or other executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Tatum and the Company and/or its subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristow Group Inc.

November 1, 2021	By:	/s/ Crystal L. Gordon

Name: Crystal L. Gordon
Title: Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary